Exhibit 10.8

Contract No. (B. G. Z. L. X. Q. -R. F. -20211019-001)

Wuxi Software Industry Development Co., Ltd.

Lease Contract

Jiangsu LOBO Electric Vehicle Co., Ltd.

(Lessee)

Lease address: Gemini Mansion B 901, Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi,

Jiangsu Province

Lease term: 4 years (from January 1, 2022 to December 31, 2025)

Lease area: 298.00 m2

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The Parties hereto:

Lessor: Wuxi Software Industry Development Co., Ltd, (hereinafter referred to as “Party A”)

Registered address: Floor 21, Tower C, Tiangou Tower, Wuxi Software Park, No. 3, Linghu Avenue, Xinwu District Wuxi

Legal representative: Guo Hong

Lessee: Jiangsu LOBO Electric Vehicle Co., Ltd, (hereinafter referred to as “Party B”)

Registered address: Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi

Legal representative: Xu Huajian ID Card No.: 330106196602194015

Tel: 13666688512 Email: xuhuaiian@loboai.com

Legal representative’s postal address 1: Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi (current place of office)

Legal representative’s postal address 2: Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd. Xinwu District. Wuxi (HQ)

According to Civil Code of the People’s Republic of China, Law of the People’s Republic of China on Administration of Urban Real Estate and other relevant laws and regulations, and on the basis of equality and voluntariness, and in order to specify the right and obligations of the Parties, Party A and Party B have entered into this Contract through negotiation in respect of Party A leasing house to Party B and Party B renting the house of Party A.

Article I Location, Area, Facilities and Decoration of the House

1. The house leased by Party A to Party B is located at: Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu Province, the People’s Republic of China; lease area: 298.00 m2 (this area is building area); purpose of house: office.

2. Party B states that prior to the signing of this Contract, Party B has inspected the house, and is satisfied and agrees to accept the actual use area, shared area and facilities status of the house. The Parties agree that the lease area of the house should be subject to the area as confirmed and delivered by the Parties.

3. The decorations and facilities of the house leased by Party A are subject to the reality.

Article II Lease Term, Charging Standards and Payment Method

1. The lease term of the house is 4 years from January 1, 2022 to December 31,2025. No rental will be charged in whole year of 2022.

2. The rental of the house (excluding property management fee) is calculated according to lease area, namely RMB 40.00 Yuan/m2 every month. The Lessee shall use the house after paying rental. House rental shall be paid every 3 months: the first cycle (from January 1, 2023 to March 31, 2023), Y 35.760.00 (in words: RMB thirty-five thousand seven hundred and sixty exactly), which shall be paid up prior to January 1, 2023. Thereafter, Party B shall pay the rental of next cycle 5 days before the end of last cycle. The payment time of aforesaid amounts shall be the time when Party A receives payment or amounts arrive at Party A’s bank account. The agreement signed by Party B and third party about house rental subsidy shall have nothing to do with the duty of Party B to pay house rental according to this Contract; Party B must strictly comply with the principle of use after payment, and ensure that Party A fully and timely receives house rental strictly according to thr provisions hereof, and may not refuse to make payment nor make less payment on the precondition of obtaining third party subsidy. The rental, property management fee, electricity charges as specified herein shall all be paid as scheduled herein.

3. In order to ensure that the house and facilities thereof are kept safe and intact and relevant expenses are settled as scheduled during the lease term, Party B shall at the time of paying initial rental, pay ¥35,760.00 (in words: RMB thirty-five thousand seven hundred and sixty exactly) to Party A as lease deposit.

4. The property management fee of the House shall be calculated at 7.50 Yuan/month every square meters of lease area (property services include security guard of the park, cleaning of public places, public greening maintenance, public elevator maintenance and depreciation, air-conditioner depreciation, shared water electricity, other maintenance fund), and shall be paid every 3 months. Party B shall pay property management fee ¥6,705.00 (in words: RMB six thousand seven hundred and five exactly) to Party A for the first cycle (from January 1, 2023 to March 31, 2023), and shall pay up prior to January 1, 2023. Thereafter, Party B shall pay the property management fee of next cycle 5 days before the end of last cycle.

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5. Party B shall directly pay electricity charges to Party A every quarter (Party A shall charge electricity charges from Party B according to the electricity prices specified by the country) and shared electricity charges (the electricity consumption and wastage of relevant facilities and equipment are paid by fair sharing method according to electricity consumption of the electric meter of each household); water charges are paid at 5.200 Yuan/ton. Specific amounts are subject to the invoice issued by Party A. Party B shall fully pay within five working days after the receipt of the invoice.

6. Due to changes of policies or prices, etc., Party A has the right to correspondingly adjust the aforesaid charging standards (including but not limited to house rental, property management fee, electricity charges, etc.). Party A undertakes that the adjustment of any unit price will be applicable to all lessees of the park.

7. Account for receiving payment

Account name: Wuxi Software Industry Development Co., Ltd.

Opening bank: Bank of Jiangsu Wuxi New Area Sub-branch

Account number: 20710188000304374

The aforesaid account is appointed by Party A’s company for receiving payment. Party B shall pay all amounts hereunder to Party A’s such designated account; otherwise, any dispute arising therefrom shall be assumed by Party B and have nothing to do with Party A. The aforesaid charging standards all include tax. Party A shall provide effective voucher to Party B within five working days after the receipt of the payment, or Party A shall provide formal invoice to Party B prior to receiving payment.

Article III Decoration and Reconstruction

1. Party B shall follow the principles of safety and environmental protection at the time of conducting internal decoration or installing equipment to the house, and Party B shall obtain prior written consent from Party A in respect decoration scheme, and shall pay decoration deposit, and shall obtain decoration permit and relevant administrative examination and approval from Party A before commencement; such decoration may not impact the use and safety of surrounding houses; the expenses arising from decoration and subsequent repair costs shall be assumed by Party B. If Party A finds that house structure is damaged by Party B during the decoration, which impacts the house safety, facade appearance, etc., Party A has the right to require Party B to restore to the original state or compensate at cost. After the completion of decoration, Party B shall notify Party A to inspect. If through Party A’s confirmation, the decoration is conducted according to drawings and does not impact house structure safety and appearance, Party A will refund the decoration deposit without interest. All building decoration wastes arising from decoration must be packaged, stacked at the place designated by Party A and removed from the park by Party B every day.

2. Without Party A’s written consent, Party B may not post or install billboards, bulletin boards, LOGOs, etc. on the external walls of the office and public areas, nor privately convert public areas for its own use. Otherwise, Party A has the right to require Party B to rectify; if rectification fails to meet Party. A’s requirements, Party A has the right to dissolve this Contract.

3. Party A entrusts third party property company to manage the building. Party B shall submit to the property company’s management and comply with relevant property management stipulations during the construction.

Article IV Party A’s Duties

1. Party A guarantees that the property right of the house is clear and the house complies With the relevant national regulations about house leasing.

2. Party A shall deliver the house to Party B after Party B has handled entry procedures and paid the rental of the first cycle and deposit.

3. Party A shall provide convenience for Party B’s application for utilities access, such as water, electricity, network, telephone, etc.

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Article V Party B’s Duties

1. Party B undertakes that it will conduct normal and lawful operating activities strictly according to relevant laws and regulations. Any dispute, litigation, etc. arising between Party B and third party during operating activities that does not involve the house shall have nothing to do with Party A.

2. Party B shall pay expenses as scheduled; otherwise, Party B agrees to assume corresponding liabilities for breach according to the provisions of this Contract. If Party B needs to enter for decoration purpose, it shall handle corresponding decoration procedures after having obtained entry procedures, paying the expenses of the first cycle and deposit.

3. Party B shall reasonably use the leased house and ancillary facilities. If the house or surrounding house and facilities are damaged due to improper use of Party B, Party B shall immediately repair or assume corresponding liability of economic compensation.

4. Party B shall be liable for the management of water, electricity, suspended ceiling, lighting, etc. within the lease scope, and may also entrust the property company employed by Party A to repair, and the expenses arising therefrom shall be paid by Party B. Party B shall be liable for the repair/replacement of household appliances, consumables, etc. during the daily times, and Party A shall be liable to repair the main structure of the house.

5. During the lease term, Party A has to enter the house to understand the relevant circumstances of the house. During the performance of this Contract, Party B shall permit Party A and Party A’s authorized representative to enter the house and ancillary things to conduct necessary construction, repair, examination, etc.

6. Party B appoints Liu Li as company liaison; such company liaison shall be fully responsible to receive documents, notice, confirmation, etc. from Party A, and be responsible for the safety work, safety examination and rectification of the company. Tel: 18100659800; address: Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi.

7. Decoration costs shall be assumed by Party B. Party B shall be fully liable for any personal damage, safety accident or property loss that happens during the decoration, and Party A will assume no responsibilities; in addition, Party B shall fully compensate for all losses as suffered by Party A therefore.

Article VI Renewal and Withdrawal

1. If Party B desires to renew the house prior to the expiration hereof, Party B must put forward written request for renewal to Party A one month prior to the expiration of the lease term, and the Parties may sign renewal contract through negotiation. If Party A fails to receive written request for renewal from Party B one month prior to the expiration hereof, Party B will be deemed as waiving up renewal; the Contract will be terminated upon the expiration of the lease term, and Party A has the right to treat the house.

2. If Party B fails to renew the lease after the expiration hereof, Party B must handle house return procedures and move out of the house upon expiration hereof. If Party B does not renew the lease but fails to move out or still fails to do so within 3 days after handling house return procedures, Party A has the right to take the following measures:

(1) Party A has the right to take the measures such as suspending the supply of electricity and water, and all consequences arising therefrom shall be assumed by Party B;

(2) Party B will be deemed as having waived up the ownership of all things left by Party B in the house, and Party A has the right to dispose of such things in its sole discretion, and all consequences arising therefrom shall be assumed by Party B and have nothing to do with Party A;

(3) Party B shall pay house occupancy fee according to twice the rental as specified herein and actual period of occupancy, untill Party B moves out of the house.

3. If the Parties sign renewal contract after the expiration of the lease term, Party A has the right to adjust the lease price of the house.

4. Party B shall handle house return procedures at Party A’s place. If Party B fails to handle house return procedures, Party B will be deemed as continuing using the house, and therefore shall continue paying rental, property management fee, etc. Rental shall be paid according to the standard price as uniformly adjusted by Party A or twice the rental as specified herein, whichever is the higher. Property management fee shall be settled according to Party A’s standard price after adjustment; Party B needs to assume corresponding liabilities for breach, if any.

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5. If lease term expires or Party B throws the lease for its own cause, Party B shall raise application for house return to Party A one month in advance. Except as otherwise agreed by the Parties, the decoration attached to the house (including the parts decorated or reconstructed by Party B) shall be owned by Party A, and Party B may not damage such decoration (except the part that shall be restored to the original state according to the house delivery standards); otherwise, Party A has the right to retain the full deposit of Party B. In respect of the part that shall be restored to the original state according to the house delivery standards, Party B must restore to the original state within the time as specified by Party A. If Party B fails to perform the aforesaid duty as scheduled, Party A may entrust other body to restore to the original state, and the relevant expenses arising therefrom shall be assumed by Party B.

Article VII. Liabilities for Breach

1. If within one month after the effectiveness of the Contract, Party B fails to handle entry procedures or to pay the expenses of the first cycle and deposit, this Contract will be automatically terminated, and Party A has the right to otherwise lease the house to a third person, and Party B shall pay a penalty to Party A at the rate of 20% of total rental in the lease term hereof, and shall compensate for the actual losses as suffered by party A due to house idle.

2. If Party B fails to pay rental, property management fee, electricity charges, etc. as scheduled, Party B shall pay a penalty at the rate of 30% of the total amount that is late. In case of more than 30 days of delay, Party A has the right to unilaterally dissolve this Contract and take back the house; in such case, Party B must pay a penalty to Party A according to the contract, and compensate for all losses as suffered by Party A therefore, including but not limited to the litigation costs, preservation costs, attorney’s fee, travelling costs, appraisal fee, notarization costs, litigation preservation guarantee fee and urging fee as incurred by Party A for safeguarding rights and interest and lodging a litigation. In addition, if Party B fails to pay rental, property management fee, electricity charges, etc. as scheduled, Party A has the right to unilaterally lock the door, and the losses arising therefrom shall be assumed by Party B and have nothing to do with Party A.

3. During the lease term, in case of any of the following events of Party B, Party A has the right to deduct the entire deposit and order Party B to withdraw the lease unconditionally. If Party B refuses to perform, Party A has the right to unilaterally dissolve this Contract, take compulsory measures to enter the house and early take back the house; in addition, the things left by Party B in the house shall be deemed as waived up by Party B, and Party A has the right to dispose of such things, and the expenses arising therefrom and the asset losses sustained by Party B therefore shall be assumed by Party B and have nothing to do with Party A.

(1) Without Party A’s written consent, Party B changes the purpose of the house, or transfers, subleases, or permit other person to use, the house or any part thereof.

(2) Without Party A’s written consent, Party B decorates and reconstructs the house.

(3) Party B fails to pay house rental, electricity charges, property management fee, etc. for more than 30 days of delay.

(4) Party B refuses to sign off safety production rectification notice, and fails to fully complete rectification after the receipt of the requirement of Party A.

4. If during the lease term, Party B withdraws the lease without one month’s prior notice, Party A has the right to retain Party B’s entire deposit as penalty, and will not offset other expenses with the deposit.

5. During the lease term, the deposit paid by Party B may not be used by Party A to offset the rental, property management fee, water/electricity/gas charges, etc. that are overdue and payable by Party B. If Party B breaches the Contract and is forced to return by Party A due to serious arrears or Party B leaves the park without handling house return procedures and settling expenses, Party A has the with the payables and penalty of Party B with the deposit. If the deposit is insufficient to offset the amounts payable by Party B, Party A has the right to lock and take back the house. The things left by Party B in the house will be deemed as waived up by party B, and Party A may sell off such things to offset the amounts payable by Party B.

6. Party B undertakes to perform the statutory duty of safety production. Party A entrusts property management company to conduct daily management. If Party B fails to perform the liability of safety production entity and still fails to correct after the receipt of the notice, Party A has the right to terminate this Contract by a written notice to Party B; Party B must pay a penalty of RMB 30,000 to Party A, and compensate for the losses as suffered by Party A therefore.

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Article VIII Miscellaneous and Dispute Resolution

1. Party B shall comply with the property management regulations as established by the property management company of the park.

2. Party B’s liaison and address as set forth in this Contract shall be the liaison and address for Party B to receive business documents and letters from the other party or judicial authority (court) at the time of performing the Contract and resolving contract dispute. In case of any change, Party B shall notify Party A and judicial authority in writing five working days before the change. Before the written notice reaches Party A and judicial authority, Party B’s liaison and address shall be deemed as unchanged; any notice sent to the above address (including legal documents or notices sent by the court, even if they are returned without sign-off, if sent by post, the date when instrument is returned shall be deemed as the date of service) shall be deemed to have been effectively served. If any notice or correspondence is delivered in person, the time of delivery shall be deemed as time of service; if sent by special express or registered letter, the notice will be deemed as being served when the express or registered letter is signed off by Party B; if transmitted by email, the of arrival at the other party’s server as displayed by the email system shall be deemed as time of service. If Party A sends notice according to the address and method of service as set forth herein, and if the notice fails to be signed off or the express or registered letter is returned due to Party B’s cause, the date when the express or registered letter arrives at Party B’s designated address shall be the date of service.

3 The Parties agree through negotiation that Party B should waive up the right of preemption of the house. Party A may sell the house without notice to Party B, and may decide to deal with any third party. After the house is sold to a third party, Party A shall notify Party B in writing that the rights and obligations hereunder will be continued between such third party and Party B.

4. If during the lease term, the house is destroyed due to force majeure such natural disaster, or the performance of this Contract cannot be continued due to major social abnormal events or demolition, expropriation, requisition, etc., this Contract shall be naturally terminated, and neither party shall assume liabilities for breach. In case of major social abnormal events or demolition, expropriation, requisition, etc., Party A will notify Party B three months before the formal demolition, expropriation and requisition. Party B must unconditionally move out of the house, and Party B has no right to enjoy any compensation or right for demolition.

5. Party B agrees and confirms that any contract text and supplementary agreement involved during the signing of this Contract should be stamped with Party A’s company official seal or special contract seal. Other seal of Party A’s company shall not be used to sign this Contract and confirm documents; the aforesaid contract text or agreement that are stamped with other seal of Party A’s company shall not be legally binding upon Party A.

6. Any dispute arising during the performance of this Contract shall be settled by the Parties through negotiation. In case negotiation fails, either party may lodge a suit to the court of the place where the house is located.

7. The appendix hereto Safety’ Management Agreement of Enterprises Settled in Wuxi Software Park shall have the same legal force as this Contract. If fire accident, safety production accident, environmental pollution accident, etc. happens to Party B during the lease term, corresponding liability of civil compensation shall be assumed by Party B and have nothing to do with Party A. Party B shall comply with the relevant stipulations of the park, and must assume the liabilities of enterprise safety, epidemic prevention, etc.

8. For matter not covered herein, the Parties may otherwise sign a supplementary agreement through negotiation; such supplementary agreement shall bear the same legal force as this Contract upon being signed and stamped by the Parties.

Party B undertakes that it has carefully read the aforesaid contents hereof prior to signing and stamping, and recognizes such contents. All amounts mentioned herein shall include tax.

This Contract shall become effective upon being signed and stamped by the Parties. This Contract is made in five originals of the same legal force, two for each party hereto, the remaining one shall be submitted to relevant department for registration according to needs.

Lessor (Party): Wuxi Software Industry Development Co., Ltd. Legal Representative or Entrusted Agent:

Date: October 28, 2021

Lessor (Party B): Jiangsu LOBO Electric Vehicle Co

Legal Representative or Entrusted Agent: Xu Pingyi	Date: October 28, 2021

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